Exhibit 99.1


                              STOCK OPTION AGREEMENT


               THE OPTION EVIDENCED BY THIS STOCK OPTION AGREEMENT
                          MAY NOT BE TRANSFERRED EXCEPT
                     TO A WHOLLY OWNED SUBSIDIARY OF GRANTEE.


                   THIS STOCK OPTION AGREEMENT is dated as of June 30, 1997, between JP Foodservice, Inc., a Delaware corporation ("Grantee"), and Rykoff-Sexton, Inc., a Delaware corporation ("Issuer").

                                     RECITALS

                   WHEREAS, Grantee, Issuer and Merger Sub ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Grantee, have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that, upon the terms and subject to the conditions thereof, Issuer will be merged with and into Merger Sub (the "Merger"); and

                   WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to enter into this Stock Option Agreement, which provides, among other things, that Issuer grant to Grantee an option to purchase shares of Issuer's Com-mon Stock, par value $.10 per share ("Issuer Common Stock"), upon the terms and subject to the conditions provided for herein.

                   NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Stock Option Agreement and the Merger Agreement, the parties agree as fol-lows:

                   1. Grant of Option. Subject to the terms and con-ditions of this Stock Option Agreement, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase from Issuer 5,564,140 shares of Issuer Common Stock (but in no event to exceed 19.9% of the then outstanding shares of Issuer Common Stock) (the "Option Shares"), in the manner set forth below, at an exercise price of $25.305 per share of Issuer Common Stock, subject to adjustment as provided below (the "Option Price"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.





                   2.   Exercise of Option.

                   (a) Subject to the satisfaction or waiver of the conditions set forth in Section 9 of this Stock Option Agree-ment, prior to the termination of this Stock Option Agreement in accordance with its terms, Grantee or its designee (which shall be a wholly owned subsidiary of Grantee) may exercise the Option, in whole or in part, at any time or from time to time on or after the public disclosure of, or the time at which Grantee shall have learned of, the earliest event to occur of the following:

                        (i) any person or group (1) other than Grantee, its affiliates or the ML Entities (as such term is defined in that certain Standstill Agreement (the "Standstill Agreement"), dated as of May 17, 1996, by and among Issuer and the other persons listed on the signature pages thereto) shall have acquired or be-come the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the outstanding shares of Issuer Common Stock, or (2) other than Grantee or its affiliates shall have been granted any option or right, conditional or otherwise, to acquire more than twenty percent (20%) of the outstanding shares of Issuer Common Stock (provided that in the event that such option or right expires unexercised, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in clause (i), (ii), (iii), (iv) or (v) of this Section 2(a));

                       (ii) the ML Entities and their affiliates in the aggregate (1) shall have acquired or become the ben-eficial owners (within the meaning of Rule 13d-3 un-der the Exchange Act) of a percentage of the out-standing shares of Issuer Common Stock greater than the sum of (A) the ML Entities' proportionate owner-ship of such outstanding Issuer Common Stock on the date hereof and (B) the Additional Percentage (as defined in the Standstill Agreement) to the extent acquired pursuant to Section 3.1(c) of the Standstill Agreement, or (2) shall have been granted any option or right, conditional or otherwise, other than any such option or right in existence immediately prior to the date hereof and previously disclosed to Grantee, to acquire any outstanding shares of Issuer Common Stock that, together with any other shares of Issuer Common Stock then beneficially owned by such ML Entities, would exceed the sum of (A) the ML Enti-ties' proportionate ownership of such outstanding shares of Issuer Common Stock on the date hereof and
                   (B) the Additional Percentage to the extent acquired







                   pursuant to Section 3.1(c) of the Standstill Agree-ment (provided that in the event that such option or right expires unexercised, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in clause (i), (ii), (iii), (iv) or (v) of this Section 2(a));

                      (iii) any person other than Grantee and its af-filiates shall have made a tender offer or exchange offer (or entered into an agreement to make such a tender offer or exchange offer) for at least twenty percent (20%) of the then outstanding shares of Is-suer Common Stock (provided that in the event that such tender offer or exchange offer or agreement is withdrawn or terminates, as the case may be, prior to consummation of such offer or the transactions con-templated by such agreement, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in clause (i), (ii), (iii), (iv) or (v) of this Section 2(a));

                       (iv) Issuer shall have entered into a written definitive agreement or written agreement in prin-ciple with any person other than Grantee or its af-filiates in connection with a liquidation, dissolu-tion, recapitalization, merger, consolidation or ac-quisition or purchase of all or a material portion of the assets of Issuer and its subsidiaries, taken as a whole, or all or a material portion of the equity in-terest in Issuer and its subsidiaries, taken as a whole, or other similar transaction or business com-bination (each, an "Acquisition Transaction"); or

                        (v) any person other than Grantee or its af-filiates shall have made a proposal to Issuer or its stockholders to engage in an Acquisition Transaction.

                   (b) In the event Grantee wishes to exercise the Op-tion at such time as the Option is exercisable, Grantee shall deliver written notice (the "Exercise Notice") to Issuer speci-fying its intention to exercise the Option, the total number of Option Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing") not less than three (3) nor more than thirty (30) business days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If prior to the Expiration Date (as defined in Section 11 below) any person or group (other than Grantee or its affiliates) (1) shall have made a bona fide proposal that becomes publicly disclosed with respect to (I) a tender offer or exchange offer for fifty percent (50%) or more of the then






         outstanding shares of Issuer Common Stock (a "Share Proposal"),
         (II) a merger, consolidation or other business combination with Issuer (a "Merger Proposal") or (III) any acquisition of a ma-terial portion of the assets of Issuer (an "Asset Proposal"), or (2) shall have acquired fifty percent (50%) or more of the then outstanding shares of Issuer Common Stock (a "Share Acqui-sition"), and this Option is then exercisable, then Grantee, in lieu of exercising the Option, shall have the right at any time thereafter (for so long as the Option is exercisable under Sec-tion 2(a)) to request in writing that Issuer pay, and promptly (but in any event not more than five (5) business days) after the giving by Grantee of such request, Issuer shall, subject to
         Section 2(c) below, pay to Grantee, in cancellation of the Op-tion, an amount in cash (the "Cancellation Amount") equal to

                        (i) the excess over the Option Price of the
                   greater of (A) the last sale price of a share of Is-suer Common Stock as reported on the New York Stock Exchange on the last trading day prior to the date of the Exercise Notice, or (B)(1) the highest price per share of Issuer Common Stock offered or proposed to be paid or paid by any such person or group pursuant to or in connection with a Share Proposal, a Share Acquisition or a Merger Proposal or (2) the aggregate consideration offered to be paid or paid in any transaction or proposed transaction in connection with an Asset Proposal, divided by the number of shares of Issuer Common Stock then outstanding, mul-tiplied by

                        (ii) the number of Option Shares then covered by
                   the Option;

         provided, however, that the Cancellation Amount shall be re-duced by any amount actually paid to Grantee by Issuer pursuant to Section 7.5(b) of the Merger Agreement (the "Termination Fee"). If all or a portion of the price per share of Issuer Common Stock offered, paid or payable or the aggregate con-sideration offered, paid or payable for the assets of Issuer, each as contemplated by the preceding sentence, consists of noncash consideration, such price or aggregate consideration shall be the cash consideration, if any, plus the fair market value of the non-cash consideration as determined by the in-vestment bankers of Issuer and the investment bankers of Grantee (or, if such investment bankers cannot agree within ten
         (10) business days of such question being submitted for such determination, then promptly by an independent investment banker chosen by Grantee's investment bankers and reasonably acceptable to Issuer's investment bankers).

                   (c) Following exercise of the Option by Grantee, in the event that Grantee sells, pledges or otherwise disposes of (including, without limitation, by merger or exchange) any of the Option Shares (a "Sale"), then any Termination Fee due and






         payable by Issuer following such time shall be reduced to the extent of the amounts received (whether in cash, loan proceeds, securities or otherwise) by Grantee in such Sale less the exer-cise price of such Option Shares sold in the Sale (the "Option Share Profit"); provided, however, that in no event shall the Termination Fee be reduced below zero. If Issuer has paid to Grantee the Termination Fee prior to a Sale, then Grantee shall immediately remit to Issuer the Option Share Profit realized in such Sale, but only to the extent that such Option Share Profit, in the aggregate with any other Option Share Profit realized in a Sale subsequent to payment of the Termination Fee, is less than or equal to the amount of the Termination Fee.

                   3. Payment of Option Price and Delivery of Certifi-cate. (a) Any Closings under Section 2 of this Stock Option Agreement shall be held at the principal executive offices of Issuer, or at such other place as Issuer and Grantee may agree.

                   (b) Subject to Section 3(c), at any Closing hereun-der, (x) Grantee or its designee will make payment to Issuer of the aggregate price for the Option Shares being so purchased by delivery of a certified check, official bank check or wire transfer of funds pursuant to Issuer's instructions payable to Issuer in an amount equal to the product obtained by multiply-ing the Option Price by the number of Option Shares to be pur-chased, and (y) upon receipt of such payment Issuer will de-liver to Grantee or its designee (which shall be a wholly owned subsidiary of Grantee) a certificate or certificates represent-ing the number of validly issued, fully paid and non-assessable Option Shares so purchased, in the denominations and registered in such names (which shall be Grantee or a wholly owned subsid-iary of Grantee) designated to Issuer in writing by Grantee.

                   (c) Notwithstanding the foregoing, in the event of any Closing involving the payment of a Cancellation Amount, (x) Grantee will deliver to Issuer for cancellation the Option and
         (y) Issuer or its designee will make payment to Grantee of the Cancellation Amount by delivery of a certified check, official bank check or wire transfer of funds pursuant to Grantee's in-structions.

                   4.   Registration and Listing of Option Shares.

                   (a) Issuer agrees to use its reasonable best efforts to (i) effect as promptly as possible upon the request of Gran-tee and (ii) cause to become and remain effective for a period of not less than six (6) months (or such shorter period as may be necessary to effect the distribution of such shares), the registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, of all or any part of the Option Shares as may be specified in such request; provided, however, that (i) Grantee shall have







         the right to select the managing underwriter for any underwrit-ten offering of such Option Shares after consultation with Is-suer, which managing underwriter shall be reasonably acceptable to Issuer and (ii) Grantee shall not be entitled to more than two (2) effective registration statements hereunder.

                   (b) In addition to such demand registrations, if Issuer proposes to effect a registration of Issuer Common Stock for its own account or for the account of any other stockholder of Issuer, Issuer will give prompt written notice to all hold-ers of Options or Option Shares of its intention to do so and shall use its reasonable best efforts to include therein all Option Shares requested by Grantee to be so included. No reg-istration effected under this Section 4(b) shall relieve Issuer of its obligations to effect demand registrations under Section 4(a) hereof.

                   (c) Registrations effected under this Section 4 shall be effected at Issuer's expense, including the fees and expenses of counsel to the holder of Options or Option Shares, but excluding underwriting discounts and commissions to brokers or dealers. In connection with each registration under this
         Section 4, Issuer shall indemnify and hold each holder of Op-tions or Option Shares participating in such offering (a "Holder"), its underwriters and each of their respective af-filiates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, inves-tigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder, its un-derwriters and each of their respective affiliates may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact con-tained in any registration statement (including any prospectus therein), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or neces-sary to make the statements therein not misleading, other than such losses, claims, damages, liabilities or expenses (or ac-tions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder to Issuer expressly for use in such registration statement.

                   (d) In connection with any registration statement pursuant to this Section 4, each Holder agrees to furnish Is-suer with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act. In addition, Grantee shall indemnify and hold Issuer, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including without limitation investigation expenses






         and fees and disbursements of counsel and accountants), joint or several, to which Issuer, its underwriters and each of their respective affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, li-abilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Issuer expressly for use in such registration statement. In no event shall the liability of any Holder or any affiliate thereof under this Section 4 be greater in amount than the dollar amount of the proceeds (net of pay-ment of all expenses) received by such Holder upon the sale of the Option Shares giving rise to such indemnification obliga-tion.

                   (e) Upon the issuance of Option Shares hereunder, Issuer will use its reasonable best efforts promptly to list such Option Shares with the New York Stock Exchange or on such national or other exchange on which the shares of Issuer Common Stock are at the time principally listed.

                   5. Representations and Warranties of Issuer. Is-suer hereby represents and warrants to Grantee as follows:

                   (a) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite power and authority to enter into and perform this Stock Option Agreement.

                   (b) The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Stock Option Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Issuer has duly approved the issuance and sale of the Option Shares, upon the terms and sub-ject to the conditions contained in this Stock Option Agree-ment, and the consummation of the transactions contemplated hereby. This Stock Option Agreement has been duly and validly executed and delivered by Issuer and, assuming this Stock Op-tion Agreement has been duly and validly authorized, executed and delivered by Grantee, constitutes a valid and binding obli-gation of Issuer enforceable against Issuer in accordance with its terms.

                   (c) Issuer has taken all necessary action to autho-rize and reserve for issuance and to permit it to issue, and at all times from the date of this Stock Option Agreement through the Expiration Date will have reserved for issuance upon exer-cise of the Option a number of authorized and unissued shares of Issuer Common Stock equal to 19.9% of the number of shares of Issuer Common Stock issued and outstanding on the date of this Stock Option Agreement (or such other number as may be






         required pursuant to Section 10 hereof), each of which, upon issuance pursuant to this Stock Option Agreement and when paid for as provided herein, will be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances and security interests and not subject to any preemptive rights.

                   (d) The execution, delivery and performance of this Stock Option Agreement by Issuer and the consummation by it of the transactions contemplated hereby except as required by the HSR Act (if applicable), and, with respect to Section 4, com-pliance with the provisions of the Securities Act and any ap-plicable state securities laws, do not require the consent, waiver, approval, license or authorization of or result in the acceleration of any obligation under, or constitute a default under, any term, condition or provision of any charter or by-law, or any indenture, mortgage, lien, lease, agreement, con-tract, instrument, order, judgment, ordinance, regulation or decree or any restriction to which Issuer or any property of Issuer or its subsidiaries is bound, except where failure to obtain such consents, waivers, approvals, licenses or authori-zations or where such acceleration or defaults could not, indi-vidually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Issuer.

                   6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

                   (a) Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite power and authority to enter into and perform this Stock Option Agreement.

                   (b) The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Stock Option Agreement or to consummate the transactions contemplated hereby. This Stock Option Agreement has been duly and validly executed and delivered by Grantee and, assuming this Stock Op-tion Agreement has been duly executed and delivered by Issuer, constitutes a valid and binding obligation of Grantee enforce-able against Grantee in accordance with its terms.

                   (c) Grantee or its designee is acquiring the Option and it will acquire the Option Shares issuable upon the exer-cise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law.

                   7. Covenants of Grantee. Grantee agrees not to transfer or otherwise dispose of the Option or the Option Shares, or any interest therein, except in compliance with the






         Securities Act and any applicable state securities laws.
         Grantee further agrees to the placement of the following legend on the certificates representing the Option Shares (in addition to any legend required under applicable state securities laws):

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER (i) THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (ii) ANY APPLI-CABLE STATE LAW GOVERNING THE OFFER AND SALE OF SECU-RITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES, OR OF ANY INTEREST THEREIN, MAY BE MADE EX-CEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS, AND THE RULES AND REGULATIONS PRO-MULGATED THEREUNDER."

                   8. Reasonable Best Efforts. Grantee and Issuer shall take, or cause to be taken, all reasonable action to con-summate and make effective the transactions contemplated by this Stock Option Agreement, including, without limitation, reasonable best efforts to obtain any necessary consents of third parties and governmental agencies and the filing by Grantee and Issuer promptly after the date hereof of any re-quired HSR Act notification forms and the documents required to comply with the HSR Act.

                   9. Certain Conditions. The obligation of Issuer to issue Option Shares under this Stock Option Agreement upon ex-ercise of the Option shall be subject to the satisfaction or waiver of the following conditions:

                   (a) any waiting periods applicable to the acquisi-tion of the Option Shares by Grantee pursuant to this Stock Option Agreement under the HSR Act shall have expired or been terminated;

                   (b) the representations and warranties of Grantee made in Section 6 of this Stock Option Agreement shall be true and correct in all material respects as of the date of the Closing for the issuance of such Option Shares; and

                   (c) no order, decree or injunction entered by any court of competent jurisdiction or governmental, regulatory or administrative agency or commission in the United States shall be in effect which prohibits the exercise of the Option or ac-quisition of Option Shares pursuant to this Stock Option Agree-ment.

                   10. Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Issuer Common Stock by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange or other change in the corporate or capital structure






         of Issuer, Grantee shall receive, upon exercise of the Option, the stock or other securities, cash or property to which Grantee would have been entitled if Grantee had exercised the Option and had been a holder of record of shares of Issuer Com-mon Stock on the record date fixed for determination of holders of shares of Issuer Common Stock entitled to receive such stock or other securities, cash or property at the same aggregate price as the aggregate Option Price of the Option Shares.

                   11. Expiration. The Option shall expire at the ear-lier of (x) the Effective Time (as defined in the Merger Agree-ment), (y) one year after termination of the Merger Agreement pursuant to Section 7.1(b)(ii) thereof (if this Option is exer-cisable at the time of the event giving rise to such right of termination) or Section 7.1(e) thereof or (z) on termination of the Merger Agreement pursuant to its terms, other than as con-templated by clause (y) of this sentence (such expiration date is referred to as the "Expiration Date").

                   12.  General Provisions.

                   (a) Survival. All of the representations, warran-ties and covenants contained herein shall survive a Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing.

                   (b) Further Assurances. If Grantee exercises the Option, or any portion thereof, in accordance with the terms of this Stock Option Agreement, Issuer and Grantee will execute and deliver all such further documents and instruments and use their reasonable best efforts to take all such further action as may be necessary in order to consummate the transactions contemplated thereby.

                   (c) Severability. It is the desire and intent of the parties that the provisions of this Stock Option Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforce-ment is sought. Accordingly, in the event that any provision of this Stock Option Agreement would be held in any jurisdic-tion to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Stock Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdic-tion, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Stock Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                   (d) Assignment. This Stock Option Agreement shall be binding on and inure to the benefit of the parties hereto






         and their respective successors and assigns; provided that Is-suer shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder.

                   (e) Specific Performance. The parties agree and acknowledge that in the event of a breach of any provision of this Stock Option Agreement, the aggrieved party would be with-out an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Stock Option Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdic-tion to enforce specific performance or to enjoin the continu-ing breach of such provision, as well as to obtain damages for breach of this Stock Option Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be en-titled.

                   (f) Amendments. This Stock Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Grantee and Issuer.

                   (g) Notices. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by cou-rier service or otherwise), when delivered by telecopy and con-firmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the ap-plicable addresses set forth below:

              If to Issuer:

                   Rykoff-Sexton, Inc.
                   1050 Warrenvill Road
                   Lisle, Illinois
                   Telecopy No.  (717) 830-7112
                   Attention:  Robert J. Harter, Jr., Esq.

              with a copy to:

                   Jones, Day, Reavis & Pogue
                   77 West Wacker
                   Chicago, Illinois  10022
                   Telecopy No.:  (312) 782-8585
                   Attention:  Elizabeth Kitslaar, Esq.

              If to Grantee:

                   JP Foodservice, Inc.
                   9830 Patuxent Woods Drive
                   Columbia, Maryland 21046







                   Telecopy No:  (410) 312-7149
                   Attention:  David Abramson, Esq.

              with a copy to:

                   Wachtell, Lipton, Rosen & Katz
                   51 West 52 Street
                   New York, New York  10019
                   Telecopy No.:  (212) 403-2000
                   Attention:  Edward D. Herlihy, Esq.

                   (h) Headings. The headings contained in this Stock Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stock Option Agreement.

                   (i) Counterparts. This Stock Option Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                   (j) Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

                   (k) Jurisdiction and Venue. Each of Issuer and Grantee hereby agrees that any proceeding relating to this Stock Option Agreement shall be brought in a state court of Delaware. Each of Issuer and Grantee hereby consents to per-sonal jurisdiction in any such action brought in any such Dela-ware court, consents to service of process by registered mail made upon such party and such party's agent and waives any ob-jection to venue in any such Delaware court or to any claim that any such Delaware court is an inconvenient forum.

                   (l) Entire Agreement. This Stock Option Agreement, the Stock Option Agreement of even date herewith pursuant to which Grantee grants to Issuer an option to purchase shares of Grantee's common stock, the Confidentiality Agreement and the Merger Agreement and any documents and instruments referred to herein and therein constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Stock Option Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing in this Stock Option Agreement shall be construed to give any person other than the parties to this Stock Option Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Stock Option Agreement or any pro-vision contained herein.






                   (m) Expenses. Except as otherwise provided in this Stock Option Agreement, each party shall pay its own expenses incurred in connection with this Stock Option Agreement.

























































                   IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be signed by their respective offic-ers thereunto duly authorized as of the date first written above.

                                  JP FOODSERVICE, INC.



                                  By: /s/ James L. Miller
                                     Name:  James L. Miller
                                     Title:  Chairman, President and
                                             Chief Executive Officer


                                  RYKOFF-SEXTON, INC.



                                  By: /s/ Mark Van Stekelenburg
                                     Name:  Mark Van Stekelenburg
                                     Title:  Chairman and Chief
                                             Executive Officer

































                      [RYKOFF-SEXTON STOCK OPTION AGREEMENT]